                      Amendment to Participation Agreement

Allmerica Financial Life Insurance and Annuity Company, Variable Insurance Products Fund and Fidelity Distributors Corporation, hereby amend their Participation Agreement, dated May 1, 1991 and as subsequently amended, by replacing section 2.5 in its entirety with the following:

                2.5. (a) With respect to Initial Class shares, the Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. The Fund has adopted a "no fee" or "defensive" Rule 12b-1 Plan under which it makes no payments for distribution expenses. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a board of trustees, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

                           (b) With respect to Service Class shares and Service Class 2 shares, the Fund has adopted Rule 12b-1 Plans under which it makes payments to finance distribution expenses. The Fund represents and warrants that it has a board of trustees, a majority of whom are not interested persons of the Fund, which has formulated and approved each of its Rule 12b-1 Plans to finance distribution expenses of the Fund and that any changes to the Fund's Rule 12b-1 Plans will be approved by a similarly constituted board of trustees.

IN WITNESS WHEREOF, each party has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of March 29, 2000.

ALLMERICA FINANCIAL LIFE INSURANCE
AND ANNUITY COMPANY                          VARIABLE INSURANCE PRODUCTS FUND


By:  /s/ Richard M Reilly                    By:  /s/ Robert C. Pozen
Name:  Richard M Reilly                      Name:  Robert C. Pozen
Title: President                             Title: Senior Vice President

                                             FIDELITY DISTRIBUTORS CORPORATION


                                             By:  /s/ Kevin J. Kelly
                                             Name:  Kevin J. Kelly
                                             Title: Vice President

                    Amendment to the Participation Agreement
                                      among
                        Variable Insurance Products Fund
                        Fidelity Distributors Corporation
                                       and
             Allmerica Financial Life Insurance and Annuity Company

WHEREAS, Allmerica Financial Life Insurance and Annuity Company (formerly known as SMA Life Assurance Company), Variable Insurance Products Fund, and Fidelity Distributors Corporation entered into a Participation Agreement on May 1, 1991 ("Participation Agreement"); and

WHEREAS, the parties desire to amend the Participation Agreement and restate in its entirety Schedule A/B by mutual written consent;

NOW, THEREFORE, the parties do hereby agree:

1. "SMA Life Assurance Company" is hereby replaced with "Allmerica Financial Life Insurance and Annuity Company."

2. To replace Schedule A/B to the Participation Agreement and any amendments thereto with the attached Schedule A/B dated November 13, 1998.

All terms and conditions of the Participation Agreement and Schedule thereto shall continue in full force and effect except as modified hereby.

In witness whereof, each of the parties has caused this agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY

By:      /s/ Richard M. Reilly

Name:    Richard M. Reilly
Title:   President

Date:    May 1, 1999

VARIABLE INSURANCE PRODUCTS FUND                           FIDELITY DISTRIBUTORS
                                                           CORPORATION
By:  /s/ Robert C. Pozen                            By:  /s/ Kevin J. Kelly
Name:  Robert C. Pozen                              Name:  Kevin J. Kelly
Title: Senior Vice President                        Title: Vice President

Date:    3/9/99                                     Date     3/4/99

           ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY
    Amended Schedules A and B to Participation Agreement Dated May 1, 1991 (Products funded by Portfolios of Variable Insurance Products Fund as of 1/1/99)

SEPARATE ACCOUNT*                   PRODUCT NAME               REGISTRATION      EFFECTIVE DATE
-----------------                   ------------               ------------      --------------
VEL                                 VEL >87                    33-14672          10/14/87
(Variable Life)                     Policy Form 1018-87        811-5183

                                    VEL >91                    33-90320          5/1/95
                                    Policy Form 1018-91        811-5183

                                    VEL PLUS                   33-42687          11/8/91
                                    Policy Forms 1023-91;      811-5183
                                    1023-93

VEL II                              VEL >93                    33-57792          6/10/93
(Variable Life)                     Policy Form 1018-93        811-7466

VEL III                             Allmerica Estate Optimizer 333-58385         11/2/98
(Variable  Life)                    Policy Form 1030-96        811-8857

Select III                          Allmerica Select SPL       333-58551         11/2/98
(Variable Life)                     Policy Form 1030-96        811-8859

Inheiritage                         Inheiritage                33-70948
(Variable Life)                     Policy Form 1026-94        811-8120          3/15/94

Allmerica Select                    Select Life                33-83604          8/31/94
Separate Account II                 Policy Form 1027-95        811-8746
(Variable Life)

Group VEL                           Group VEL                  33-82658          5/1/95
(Variable Life)                     Policy Form 1029-94        811-8704

VA-K                                ExecAnnuity                33-39702          8/21/91
(Annuity)                           ExecAnnuity Plus          811-6293
                                    Advantage
                                    Policy Forms 3018-91;
                                      3021-93;3025-96;
                                      8025-96

Allmerica Select                    Select Resource I         33-47216          8/10/92
(Annuity)                           Select Resource II        811-6632
                                    Policy Forms A3020-92;
                                    A3020-95; 3025-96;



                                    8025-96;
                                    Select Charter            333-63093
                                    Policy Form               811-6632
                                       A3027-98

*The Separate Accounts were authorized by vote of the Board of Directors on the following dates: VEL - April 2, 1987; VEL II - January 21, 1993; VEL III and Select III - June 13, 1996; Inheiritage - September 15, 1993; Allmerica Select Separate Account II - October 12, 1993; Group VEL - November 22, 1993; VA-K - November 1, 1990; Allmerica Select - March 5, 1992.